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                                                                     EXHIBIT 3.5

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                      OF CLEAR CHANNEL COMMUNICATIONS, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

                                   ARTICLE ONE

         The name of the corporation is CLEAR CHANNEL COMMUNICATIONS, INC.

                                   ARTICLE TWO

         The following amendment to the articles of incorporation, increasing the number of shares that the corporation is authorized to issue from 910,000,000 shares to 1,510,000,000 shares, was adopted by the shareholders of the corporation on April 27, 2000. The amendment alters or changes Article Four,
Section 1 of the original or amended articles of incorporation and the full text of such section is as follows:

                                  "ARTICLE FOUR

                  Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have the authority to issue is 1,510,000,000 shares, consisting of three classes of capital stock:

                  (a) 1,500,000,000 shares of Common Stock ("Common Stock"), par value of $.10 each;

                  (b) 2,000,000 shares of Class A Preferred Stock ("Class A
                      Preferred Stock"), par value of $1.00 each; and

                  (c) 8,000,000 shares of Class B Preferred Stock ("Class B
                      Preferred Stock"), par value of $1.00 each."

                                  ARTICLE THREE

         The number of shares of the corporation outstanding at the time of such adoption was 338,916,186; and the number of shares entitled to vote thereon was 338,870,380.

                                  ARTICLE FOUR

         The number of shares voted for such amendment was 287,342,604; and the number of shares voted against such amendment was 14,579,626.

Dated May 1, 2000.
                                       CLEAR CHANNEL COMMUNICATIONS, INC.

                                       by: /s/ Kenneth E. Wyker
                                           --------------------
                                           Kenneth E. Wyker
                                           Senior Vice President for Legal
                                           Affairs and Secretary